                                                                    EXHIBIT 10.3

                          LEASE OF COMMERCIAL PREMISES

This lease is between MENDOSA BROTHERS, a co-partnership (Lessor) and LAOMA BRYANT (Lessee).

1. DESCRIPTION OF THE PREMISES Lessor leases to Lessee and Lessee hires from Lessor, as herein provided, premises described as Mendosa Brothers Unit #25, and Mendosa Brothers Unit #6, 10483 Lansing Street, Mendocino, including the alley between said units, except for a six-foot pathway running east from Lansing Street to the chimney approximately 22 feet east, then a seven-foot pathway running to the end of the said rented units. This area shall be used for the placement of tables and benches.

2. TERM The term of this lease shall be for a period of ten (10) years, and shall commence October 1, 1990.

3. RENT Lessee agrees to pay to Lessor said amount in monthly installments as follows:


          TERM
            MONTH
October 1, 1990 through March 31, 1991          $1,420.00
April 1, 1991 through September 30, 1992         1,570.00
October 1, 1992 through December 31, 1993        1,720.00
January 1, 1994 through April 30, 1995           1,978.00
May 1, 1995 through September 30, 1996           2,175.00
October 1, 1996 through February 28, 1998        2,375.00
March 1, 1998 through June 30, 1999              2,700.00
July 1, 1999 through September 30, 2000          3,000.00

In addition, until further notice, the sum of $115.00 shall be added to the above monthly payment for the MCSD Chair Assessment.

4. SEWER ASSESSMENT Lessee agrees that if, during the term of this lease, Lessor's sewer assessment for the leased premises is increased, the above monthly rental amounts shall be increased in a sum equal to the assessment increase.

5. LATE RENT That any rental installment not paid or postmarked by the third day of each month shall accrue a late charge at the rate of $30.00 per day commencing on the fourth day of each month.

6. Security Deposit That Lessor acknowledges receipt of a security deposit totaling $175.00.
              That upon termination of the lease, Lessor shall use said security deposit in payment of:

A. Cost to repair the premises to restore it to the condition as when Lessee took occupancy;

B. Rental late charges;

C. Past due rent;

D. Attorney's fees and costs incurred in connection with Lessee's breach of this lease.
              That Lessee agrees not to apply any portion of the security deposit to any rental agreement.


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              Within thirty (30) days after redelivery of the premises, Lessor shall return the unused portion of the security deposit to Lessee.

7. USE OF THE PREMISES The premises are to be used as a retail and wholesale bakery. Lessee agrees to restrict its use to such purpose and not to use or permit the use of the premises for any other purpose without first obtaining consent in writing of the Lessor.
              Lessee acknowledges and agrees that this lease does not restrict the Lessor from leasing any other properties or portions thereof, to others engaged in the sale of food products even if some of said products are the same or similar to those sold by Lessee. Lessor agrees not to lease any other properties or portions thereof to a retail or wholesale bakery.
              In the event of the sale of the business by Lessee prior to expiration of the lease, Lessor shall be notified and shall become a part of the sales negotiations relative to the dollar amount of rent for one year beyond expiration of this lease and to give approval of the prospective buyer. The prospective buyer shall be required to fill out a credit application with Mendosa Brothers and receive approval by Mendosa Brothers of subject credit. All correspondence relative to a sale shall be in writing. Lessor shall have the right to approve or veto a prospective buyer based upon the prospective buyer's credit rating and compatibility with Lessor. Lessor agrees that approval of a prospective buyer shall not be withheld unreasonably.

8. FIRE INSURANCE Lessee agrees to maintain fire insurance on Lessee's personal property and business with coverage equal to the replacement cost of said personal property. That said fire insurance policy shall contain a waiver of subrogation provision against Lessor.

9. LIABILITY INSURANCE Lessee agrees to purchase and maintain during the term of the lease bodily injury and property damage liability insurance coverage in the minimum sum of $1,000,000.00 naming Lessor as an additional insured. In the event that Lessee fails to purchase said insurance coverage, Lessor may purchase coverage and bill Lessee the premium.

10. INDEMNITY AND HOLD HARMLESS That Lessee agrees to indemnify and hold harmless Lessor from all claims, actions, causes of action, and damages arising out of Lessee's and Lessee's employees' and agents' use and occupancy of the leased premises and common areas.

11. UTILITIES Lessee agrees to pay for all utilities and services furnished to the leased premises including but not limited to PG&E, telephone and garbage. Lessor agrees to provide an exterior space for a trash dumpster used by Lessee's business.

12. WATER Lessor shall provide the Lessee with a maximum supply of water equal to approximately twenty percent (20%) of the total recovery of Lessor's well(s) used to supply the leased premises. (This amount as of September 1, 1986 is being measured as equal to 577 gallons per day based upon Lessor's well producing 2,885 gallons per day.)
              Lessee hereby stipulates that 577 gallons per day is a sufficient supply of water to meet the needs of the Lessee during the term of this lease.
              In the event that production from the Lessor's wells supplying the leased premises decreases and is no longer able to meet the needs of the Lessee, Lessor agrees to provide without additional charge a site for a water storage tank and sites for supply lines, to be installed at Lessee's expense and to remain Lessee's property. Lessee shall pay for the storage tank, supply lines, all water, and transportation of all water used in connection with said storage tank. This paragraph shall become null and


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void in the event the premises becomes serviced by a municipal water system.

13. MUNICIPAL WATER SYSTEM In the event that the Mendocino Community Services District, or any other public entity, installs a municipal water system during the term of this lease, any assessments, hook-up fees, monthly or periodic charges of any nature concerned with such service to the leased premises shall be allocated on an equivalent basis in accordance with standards adopted by the Mendocino Community Services District, or other such public entity, for business of the type and size of that operated by Lessee. All such costs shall be added to the monthly rents stated in this lease.

14. DELIVERY, ACCEPTANCE, AND SURRENDER OF THE PREMISES Lessor represents and Lessee acknowledges that the premises are in a fit condition and a good state of repair. Lessee agrees to surrender the premises at the end of this lease to the Lessor in the same condition as when he took possession.

15. LESSEE'S RIGHT TO MAKE ALTERATIONS Lessee may construct interior partition walls and install trade fixtures at his own cost and expense provided that:

A. Lessee obtains Lessor's written consent pursuant to written plans and specifications;

B. All construction shall be performed in a good and workmanlike manner consistent with the architecture, decor and construction of the building and comply with all building regulations.

              That upon termination of this lease:

A. Lessee, at Lessee's cost, shall remove all improvements and restore the entire premises to the same condition as when Lessee took occupancy; or

B. At Lessor's option, Lessor may in writing waive this condition in which event all of said tenant improvements shall remain and shall be owned by Lessor.

16. LESSOR'S ENTRY FOR INSPECTION AND MAINTENANCE Lessor reserves the right to enter the premises at reasonable times to inspect them, perform necessary maintenance and repairs, or to make additions or alterations to any part of the building in which the leased premises are located, and Lessee agrees to permit Lessor to do so.

17. REPAIRS AND MAINTENANCE Lessee will maintain the premises and keep it in good repair at his own expense except for the exterior walls which Lessor agrees to maintain in good condition.

18. ASSIGNMENT OR SUBLEASE Lessee agrees not to assign or sublease the premises or any part thereof, or any right or privilege connected therewith, without first obtaining Lessor's written consent. Lessee's unauthorized assignment, sublease, or license to occupy shall be void, and shall terminate the lease at Lessor's option.

19. LESSEE'S DEFAULT The occurrence of any of the following shall constitute default by Lessee:

A. Failure to pay rent when due, if the failure continues for three (3) days after notice has been given to Lessee;

B. Abandonment of the premises for 30 or more consecutive days;


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C. Failure to perform any other provision of this lease if the failure to perform is not cured within 30 days after notice has been give to Lessee.

20. REMEDIES ON LESSEE'S BREACH If Lessee breaches this lease, Lessor shall have the following remedies in addition to his other rights and remedies in such event:

A. Lessor may re-enter the premises immediately, and remove all Lessee's personal property therefrom. Lessor may store the property in a public warehouse or at another place of his own choosing at Lessee's expense;

B. After re-entry, Lessor may terminate the lease on giving five (5) days written notice of such termination to Lessee;

C. Otherwise re-entry will not terminate the lease;

D. After re-entering, Lessor may re-let the premises or any part thereof for any term, and without terminating the lease, at such rent and on such terms as he may choose. Lessor, at his option, may apply the rent received from re-letting the premises either to reduce Lessee's indebtedness to Lessor under this lease, and not including indebtedness for rent; to expenses of re-letting and alterations and repairs made; to rent due under this lease; to pay on the future rent on the lease as it becomes due.

21. ATTORNEY'S FEES If an action is filed to enforce any provision of this lease or for the breach of any provision of this lease, the prevailing party in such litigation shall be entitled to reasonable attorney's fees and actual costs of suit to be fixed by the court.

22. NOTICES Notices given pursuant to the provisions of this lease shall be in writing and delivered personally to whom the notice is to be given or mailed postage prepaid to such person.
              Lessor's address for purposes of notice shall be Post Office Box 84, Mendocino, California 95460. Lessee's address for purposes of notices shall be Post Office Box 1501, Mendocino, California 95460.

23. SUCCESSORS AND ASSIGNS This lease shall be binding upon the heirs, successors and assigns of the parties hereto.

24. TIME IS OF THE ESSENCE Time is of the essence under this lease.

25. ENTIRE AGREEMENT This lease contains the entire agreement of the parties. No other agreement, statement or promise made by or to either party shall be binding unless it is in writing and signed by Lessor and Lessee.


Dated: Feb. 16, 94                   MENDOSA BROTHERS, A Co-Partnership

                                                  /s/Robert Bradley
                                    -------------------------------
                                             ROBERT BRADLEY, Lessor

Dated: Feb. 16, 94                                  /s/Laoma Bryant
                                    -------------------------------
                                                LAOMA BRYANT, Lessee

                    ADDENDUM TO LEASE OF COMMERCIAL PREMISES

Mendosa Brothers, a co-partnership, as Lessor, and Laoma Bryant, as Lessee, agree that the following provision shall be added to the Lease of Commercial Premises attached hereto and executed by Lessee Bryant 14 February 1994.

"Lessor grants Lessee a right of first refusal to lease the premises on the terms and conditions contained in said Lease, upon expiration of said Lease; with increases similar to existing lease but not higher than the highest rates per square feet on Lansing St.
              Lessee must exercise their right of first refusal by signing the proposed Lease within 45 days prior to the end of the term of this Lease.
              If Lessee is in default on the date of giving written option notice, said notice shall be null and void. If the Lessee is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term."

Agreeing to the within Addendum, we are:

/s/Laoma Bryant
-------------------------------
Dated: Feb. 16, 94
LAOMA BRYANT, Lessee

/s/Robert Bradley
-------------------------------
Dated: Feb. 16, 94
ROBERT BRADLEY, for Mendosa Brothers,
a co-partnership

                  ASSIGNMENT OF LEASE AND CONSENT TO ASSIGNMENT

1. Assignment of Lease

A. Robert Bradley, for Mendosa Brothers, a co-partnership (hereinafter "Lessor"), entered into a Lease of Commercial Premises commencing October 1, 1990, consisting of 9 pages plus 2 pages of its Addendum of 2/14/94 and the Clarification thereto, (hereinafter collectively "the Lease") with Laoma Bryant as Lessee, for the premises designated as Mendosa Brothers Units #25 and #6 of 10483 Lansing Street, Mendocino, California including the outside area described in the Lease ("Premises"). A true copy of all pages of the Lease are, or shall be, attached hereto and incorporated therein by this reference as though set forth in full.

B. Laoma Bryant owns Mendocino Bakery, Inc. which has operated and is now operating the Mendocino Bakery in the Premises (hereinafter "Assignor").

C. Conditional upon the closing of the sale of the Bakery business and assets, to Thanksgiving Coffee, Inc., by Assignor, assigns and transfers to Thanksgiving Coffee Company, Inc., a California corporation (hereinafter "Assignee") all of its right, title and interest in and to the Lease effective as of October 31, 1996 ("Effective Date").

D. Assignor represents to Assignee that:

1. Assignor is the sole and lawful owner of the Lease and of the leasehold estate created thereby;

2. The Lease is now in full force and effect in accordance with its terms, and has not been modified except as referenced above;

3. Assignor has received no notice of default from the Lessor and to the best of its knowledge, Assignor is not in default of any provision of the Lease; and

4. Landlord is in full compliance with its obligations under the Lease and is not in default of any provision of the Lease and Assignor is not entitled to any offset or amount from the Landlord for any purpose.


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II. Acceptance of Assignment of Lease and Assumption of Liabilities

A. The undersigned, Thanksgiving Coffee Company, Inc., a California corporation, accepts the foregoing assignment of the Lease, acknowledges that it has read the Lease and agrees to be bound by and to faithfully, timely and fully perform all of the terms, conditions, covenants and agreements contained in the Lease and to pay promptly all rents and other payments due under the Lease of whatever nature due on and after the Effective Date. Assignee agrees to hold Assignor free and harmless from any and all liability and obligations due under the Lease arising after the Effective Date.

B. As between Assignor and Assignee, rent, utilities and other obligations arising under the Lease or involving the occupancy of the Premises shall be prorated as of the Effective Date.

III. Lessor's Consent: Lessor consents to the assignment and acknowledges that:

1. The Lease is in full force and effect;

2. The right of first refusal to extend the Lease until 9/30/2010 is in effect.

3. No due but unpaid amounts are due to Lessor from Lessee and no notice(s) of default to Lessee are outstanding or pending;

4. The assignment complies with the terms of the Lease;

5. The current condition of the Premises is consistent with reasonable wear and tear and if the Lease were terminated now the Lessor would not require any repairs to the Premises to restore them to the condition at the commencement of Laoma Bryant's occupancy to be performed at Lessee's cost, except as stated on the attached schedule, if any;

6. Lessor shall not require Lessee to remove the tenant improvements made to the Premises at the expiration of the Lease.

IV. Other Terms:

A. This document may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

Assignor:
        Dated: 10/28/96 ,1996                         /s/Laoma Bryant
                                                      ---------------

Laoma Bryant, Lessee

Mendocino Bakery, Inc
        Dated: 10/28 , 1996                           By /s/Laoma Bryant
                                                      -----------------

Laoma Bryant, President

Assignee:
Thanksgiving Coffee Co., Inc.
        Dated: 11/1/96 ,1996                          By /s/Joan Katzeff
                                                      ------------------


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Joan Katzeff, President

Lessor's Consent:
The undersigned, having due authority, consents to the foregoing Assignment:

        Dated: 10/28 ,1996                            /s/Robert Bradley
                                                      ------------------

Robert Bradley, for Mendosa Brothers, a co-
                               partnership, Lessor